UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K
______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 25, 2019

EDGEWELL PERSONAL CARE COMPANY
(Exact name of registrant as specified in its charter)

Missouri	1-15401	43-1863181
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Research Drive, Shelton, Connecticut 06484
(Address of principal executive offices)

203-944-5717
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On April 25, 2019, the Compensation Committee of the Board of Directors (the “Committee”) of Edgewell Personal Care Company (the “Company”) adopted a new change in control plan (the “Plan”) in which the current and future executive officers, including the named executive officers, and senior management of the Company (collectively, the “Participants,” and, each individually, a “Participant”), will be eligible to participate. The form of the Plan is attached to this Current Report on Form 8-K as an exhibit and incorporated herein by reference. Capitalized terms used and not defined in this Current Report on Form 8-K have the respective meanings assigned to them in the Plan.
The Plan was adopted to standardize the severance paid to current and future Participants in the event of a Termination of Employment without Cause or for Good Reason within the period beginning immediately upon a Change in Control and continuing until the lapse of 24 months immediately following a Change in Control of the Company (the “Change in Control Period”). The Plan is intended to provide Participants with certainty as to benefits that would be paid in the event of a Termination of Employment following a Change in Control so that Participants can focus on continuity in the management and direction of the Company’s businesses and operations during the periods before and after a Change in Control.

Upon a Participant’s Termination of Employment following a Change in Control, a Participant shall be entitled to the following benefits, provided that such Termination of Employment occurs during the Change in Control Period, and such Termination of Employment is not a result of Participant’s death, Retirement or Disability and (i) if by the Company, is not for Cause, or (ii) if by Participant, is for Good Reason:

•
Payment in full of Participant’s prorated bonus for the fiscal year in which the Termination of Employment occurs calculated as Participant’s Target Bonus for the fiscal year in which the Termination of Employment occurs, or, if greater, the actual bonus awarded to Participant under any short-term incentive plan(s) of the Company for the fiscal year immediately preceding the fiscal year in which the Termination occurs, divided by 365 and multiplied by the number of calendar days in said year immediately up to the day on which the Termination of Employment occurs, subject to any valid deferral election which was made prior to that time by the Participant under any Company qualified pension plan, nonqualified pension plan, 401(k), excess 401(k) or non-qualified deferred compensation plan then in effect;

•
Accelerated vesting of all unvested stock options and restricted stock and stock equivalent awards, including performance awards, that have been granted or sold to the Participant by the Company and which have not otherwise vested;

•
Payment of a Participant’s base salary through Termination of Employment at the rate in effect at the time the Notice of Termination is given, plus all other amounts to which Participant is entitled under any compensation plan(s) or program(s) of the Company applicable to Participant at the time such payments are due under such plan(s) or program(s);

•
Additional pay calculated as the product of a predetermined amount applicable to Participant’s title multiplied by the sum of (x) the greater of (i) Participant’s annual base salary in effect immediately prior to the Termination of Employment, or (ii) Participant’s annual base salary in effect as of the date of the Change in Control, and (y) Participant’s Target Bonus Amount;

•
If not already vested, Participant shall be deemed fully vested as of the Termination of Employment in any Company retirement plan(s) or other written agreement(s) between Participant and the Company relating to pay or other retirement income benefits upon retirement in which Participant was a participant, party or beneficiary immediately prior to the Change in Control, and any additional plan(s) or agreement(s) in which such Participant became a participant, party or beneficiary thereafter;

•
For the period of time after Termination of Employment applicable to Participant’s title, the Company shall continue health, vision, dental, life insurance and long-term disability benefits, including executive benefits, to Participant and/or Participant’s family as if Participant’s employment with the Company had not been terminated as of the Termination of Employment, in accordance with the Company’s then-current plans, programs, practices and policies on terms and conditions (including the level of benefits, deductibles and employee payments for such benefits) not less favorable than those which are then being provided to peer executives of the Company;

•
If pursuant to the terms and conditions of any such health or welfare plan or program, the Company is not able to continue Participant’s and/or Participant’s family participation in the plan or program for all or any portion of such period applicable to Participant’s title, the Company will reimburse Participant for the cost of insurance for any such benefit for Participant and/or Participant’s family, for such period as such benefits are not able to be continued pursuant to a plan or program of the Company, less the amount that would have been paid by Participant for such benefits pursuant to the Company’s plan or program; and

•
Six months of outplacement services through a designated provider selected by the Company, terminating six months thereafter or upon the date Participant obtains other employment, whichever date is sooner.

The foregoing is subject to execution by Participant of a Release in favor of the Company no later than 60 days following such Participant’s Termination of Employment, including the Participant’s written acceptance of, and written agreement to comply with, the confidentiality, non-solicitation, non-disparagement and non-competition provisions set forth in the Release.

The Chief Executive Officer, Chief Financial Officer, and the Named Executive Officers (as disclosed in the Company’s most recent proxy statement filed with the Securities and Exchange Commission on December 20, 2018) are entitled to the following additional pay and time periods for provision of health benefits in the event of a Termination of Employment following a Change in Control:

Name and Title	Benefit; Time Period for Health Benefits
Rod R. Little, Chief Executive Officer	Three Times (Base Salary plus Severance Bonus); three years for Health Benefits
Daniel J. Sullivan, Chief Financial Officer	Two Times (Base Salary plus Severance Bonus); two years for Health Benefits
Colin A. Hutchinson, Chief Operating Officer	Two Times (Base Salary plus Severance Bonus); two years for Health Benefits
John N. Hill, Chief Human Resources Officer	Two Times (Base Salary plus Severance Bonus); two years for Health Benefits

The Plan supersedes any prior agreements or understandings, oral or written, between the Company and any Participant who has previously received a change of control agreement. The benefits provided to the executive officers under the Plan are identical to those provided under each officer’s individual change in control agreement with the exception of the following modifications:

1)
Following his appointment as Chief Executive Officer, Mr. Little’s additional benefit was increased from two times his Base Salary plus Severance Bonus to three times his Base Salary plus Severance Bonus; and

2)
Both Mr. Hutchinson’s and Mr. Hill’s Severance Bonus in the event of Termination of Employment is no longer calculated as the average of their respective bonuses during the five years preceding Termination of Employment but shall be instead be calculated based on their individual Target Bonus for the fiscal year in which the Termination of Employment occurs, or, if greater, the actual bonus awarded to under any short-term incentive plan(s) of the Company for the fiscal year immediately preceding the fiscal year in which the Termination occurs, divided by 365 and multiplied by the number of calendar days in said year immediately up to the day on which the Termination of Employment occurs.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.
Exhibit No.    Description

10.1	Edgewell Personal Care Company Change In Control Plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
EDGEWELL PERSONAL CARE COMPANY

By:      /s/Marisa Iasenza
Marisa Iasenza
Chief Legal Officer

Dated: May 1, 2019

EXHIBIT INDEX

Exhibit No.	Description
10.1	Edgewell Personal Care Company Change in Control Plan.